UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2018

Birner Dental Management Services, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-23367	84-1307044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1777 S. Harrison Street, Suite 1400, Denver, CO	80210
(Address of principal executive offices)	(Zip Code)

(303) 691-0680

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 16, 2018, Paul E. Valuck, a Class I director of Birner Dental Management Services, Inc. (the “Company”), resigned from the Company’s Board of Directors (the “Board”) and from his positions as Chairman of the Nominating and Governance Committee and the Compensation Committee of the Board.

On July 16, 2018, the Board appointed Burton J. Rubin to fill the vacancy on the Board as a Class I director. Mr. Rubin is expected to be named to serve on the Nominating and Governance Committee and the Compensation Committee of the Board. Mr. Rubin will receive compensation for his services on the Board and committees in the form of quarterly retainers, payment of meeting fees and equity awards, all as described under the caption “Director Compensation” of the Company’s proxy statement that was filed with the Securities and Exchange Commission on April 30, 2018, or as otherwise determined by the Board. There were no arrangements or understandings between Mr. Rubin and any other persons regarding his appointment to the Board, and Mr. Rubin is not a party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Rubin has 22 years of experience in the dental service organization (“DSO”) industry. Since 2012, he has served as the Vice President of Operations and Business Development for Great Expressions Dental Centers, one of the largest DSOs in the country, where he manages the operations of approximately 40 dental practices in New York, New Jersey, Connecticut and Massachusetts. Prior to this role, Mr. Rubin co-founded Exceldent Dental, a 25 office DSO, in 1996 and served as its Chief Operating Officer until Exceldent was sold to Great Expressions Dental Centers in 2012. At Exceldent, Mr. Rubin developed financial management and control systems, negotiated practice acquisitions and designed compensation and retention programs that fostered a strong corporate culture. Prior to co-founding Exceldent, Mr. Rubin held various senior level management positions at Landstar System, Inc., a transportation services company, and EnviroSource, Inc., an industrial services company. Prior to that, he also served as the President of Chiquita Brands’ Worldwide Packaged Foods Division, the Vice President of Corporate Planning and Development at United Brands, a Group Manager at PepsiCo, Inc. and Director of Financial Planning at Seagram Company Ltd. Mr. Rubin holds an MBA from the Stern School of Business at New York University.

Item 7.01	Regulation FD Disclosure.

On July 16, 2018, the Company issued a press release announcing Dr. Valuck’s resignation and Mr. Rubin’s appointment as a Class I director. A copy of the press release is furnished as Exhibit 99.1 of this report.

The information under Item 7.01 and in Exhibit 99.1 of this report is being furnished and not “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information under Item 7.01 and in Exhibit 99.1 of this report is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by the Company, dated July 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Birner Dental Management Services, Inc.

Date:July 16, 2018	By:	/s/ Dennis N. Genty
Dennis N. Genty
Chief Financial Officer, Secretary and Treasurer